.......the Leader in Water Purification
www.sionix.com

   What we’re doing…
• Re-engineering the Business Process…
 ✓ Engaged TechPrecision for manufacturing
 ✓ Engaged Pace, Inc. for engineering and on-going consulting services
 ✓ Concluding negotiations with Perc Water Corporation for control logic, installation and field support
 ➢ Real Results
 ∴ Sionix has established the network to build, install and operate the systems it sells
• Building our team…
 ✓ David R. Wells- President and CFO
 ✓ James Currier- Chairman and CEO
 ✓ Mark Hayes - Vice President/Technical Service supports documentation process of system design, quality and testing. Mark adds his extensive knowledge in water remediation and his relationship with Ramsey, MN
 ✓ Joe Anderson - Director of Field Services is a veteran of the Arkansas project and is knowledgeable of product operations
 ➢ Real Results
 ∴ Sionix has the talent and expertise to respond to qualified sales leads

   What we’re doing…
• Reporting, Financials and Governance…
 ✓ Restated financial statements
 ✓ Filed timely our Form 10-K for the period ending September 30, 2009
 ✓ Reported our first ever revenues of $1.62m in our Form 10-Q for the period ending December 31, 2009
 ✓ Retired debt of $6.4m in derivative accounting and $1.62m in deferred revenue
 ✓ Completed the necessary increase of our Authorized common stock, allowing us to retire $5.1m in debt
 ➢ Real Results
 ∴ Sionix can now address capital markets with a fundable corporate structure

   What we’ve assembled...
➢ A product that works well
➢ An addressable market that is substantial and diverse with global applications
➢ A following of shareholders who are anxious for performance and information on their investment
➢ Our next greatest environmental crisis is water

   What Matters Now…
• Our Focus is on…
 ➢ Producing Sales and Recognizing Revenue
 ➢ Applying available resources to close new business
 ➢ Funding the Sionix turn-around and growth
• Shareholders and Funding…
 ➢ Retained Bridgewater Capital Corporation
 ➢ Evaluating investor relations potential
 ➢ Annual Shareholders meeting (1st for Sionix in 7 years) to be held late
 Summer, 2010 (Date to be announced)